UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 14, 2011

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On February 3, 2011, BPZ Resources, Inc. (“the Company”) appointed J. Durkin Ledgard, age 51, as Chief Legal, Commercial & Administrative Officer. Mr. Ledgard has served as General Counsel since joining the Company in October 2007.

Prior to joining the Company, Mr. Ledgard was a Partner of the law firm Eastham, Watson, Dale & Forney, LLP, where he specialized in Admiralty and Maritime law. Prior to joining the law firm in June 2001, he was an Assistant Counsel in the Office of the General Counsel for the Department of the Navy. Mr. Ledgard has over 25 years of experience in the marine industry and holds an Unlimited Tonnage Master’s License issued by the U.S. Coast Guard.  He earned his B.S. in Marine Transportation from Texas A&M University in 1982 and his J.D. from Georgetown University Law Center in 1992.  Mr. Ledgard also serves as Corporate Secretary for the Company.

Item 8.01      Other Events.

In connection with the appointment of Mr. Ledgard, the Company issued a press release on February 14, 2011, which is being furnished as Exhibit 99.1 to this report.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 14, 2011, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: February 14, 2011	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 14, 2011, and furnished with this report.